Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 26, 2019 (except for the last paragraph of Note 8, as to which the date is October 15, 2019) in Amendment No.1 to the Registration Statement on Form S-1 (No. 333-234020) and related Prospectus of Phathom Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 15, 2019